Exhibit 2(3)

AMENDMENT NO. 2 TO AGREEMENT

AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (the “Amendment”), is made and entered into as of October 24, 2007, by and among X-Rite Incorporated, a Michigan corporation (the “Parent”), the Stockholders’ Representative, Pantone, Inc., a Delaware corporation, Pantone Germany, Inc., a Delaware corporation, Pantone India, Inc., a Delaware corporation, Pantone UK, Inc., a New Jersey corporation, Pantone Asia, Inc., a New Jersey corporation, and Pantone Japan, Inc., a New Jersey corporation (together with Pantone, Inc., Pantone Germany, Inc., Pantone India, Inc., Pantone UK, Inc., and Pantone Asia, Inc., the “Companies”), and CC Acquisition Trust, Richard Herbert Trust, Lisa Herbert Trust, Victoria Herbert Trust, and Loren Herbert Trust as Stockholders

RECITALS

WHEREAS, the Parent, the Companies, Lawrence Herbert, Richard Herbert, Lisa Herbert, Victoria Herbert, Loren Herbert and the Retained Annuity Trust are parties to that certain Agreement and Plan of Merger dated as of August 23, 2007 (as amended by that certain Amendment No. 1 to the Agreement and Plan of Merger dated October 15, 2007, the “Merger Agreement”);

WHEREAS, capitalized terms used herein, unless otherwise herein defined, are used with the meanings given them in the Merger Agreement; and

WHEREAS, pursuant to Section 8.2 of the Merger Agreement, the Companies, Parent, and Stockholders’ Representative, desire to amend the Merger Agreement to provide that the CC Acquisition Trust, Richard Herbert Trust, Lisa Herbert Trust, Victoria Herbert Trust, and Loren Herbert Trust be added as Stockholders to the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises set forth herein, the parties hereto hereby agree as follows:

1. Agreement to be Bound. Each of CC Acquisition Trust, Richard Herbert Trust, Lisa Herbert Trust, Victoria Herbert Trust, and Loren Herbert Trust agree that upon the execution of this Amendment, such Person shall become bound by and a party to the Merger Agreement and shall be fully bound by and subject to, all of the applicable benefits, rights, restrictions and obligations of the Merger Agreement as though an original party thereto and shall be deemed a Stockholder for purposes of being bound thereby.

2. No Other Changes. Except as expressly amended, modified, agreed, waived, released or settled herein, including without limitation in the recitals hereto, the Merger Agreement shall remain unchanged (including, without limitation, with respect to the obligations of Lawrence Herbert and Richard Herbert as individuals under Section 7.8 of the Merger Agreement) and in full force and effect, and as amended or modified herein, the Merger Agreement is hereby ratified, approved and confirmed in all respects.

3. Future References. After the date hereof all references in the Merger Agreement to the “Agreement,” “herein,” “hereof” and the like, shall refer to the Merger Agreement as amended or modified herein.

4. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment on the day and year first above written.

PANTONE, INC.

By:
Name:
Title:

PANTONE GERMANY, INC.

By:
Name:
Title:

PANTONE INDIA, INC.

By:
Name:
Title:

PANTONE UK, INC

By:
Name:
Title:

PANTONE ASIA, INC.

By:
Name:
Title:

STOCKHOLDERS’ REPRESENTATIVE

Lawrence Herbert

PANTONE JAPAN, INC.

By:
Name:
Title:

X-RITE, INCORPORATED

By:
Name:
Title:

STOCKHOLDER

CC Acquisition Trust

By:
Name:
Title:

STOCKHOLDER

Richard Herbert Trust

By:
Name:
Title:

STOCKHOLDER

Lisa Herbert Trust

By:
Name:
Title:

STOCKHOLDER

Victoria Herbert Trust

By:
Name:
Title:

STOCKHOLDER

Loren Herbert Trust

By:
Name:
Title: